Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”) is entered into as of February 7, 2019 by and among Algomizer Ltd., an Israeli Corporation (“Algomizer”) and Virtual Crypto Technologies Inc., a Delaware corporation (“VCT”). Algomizer and VCT, each a “Party” and collectively, the “Parties”.

WHEREAS, Algomizer owns 99.83% of the issued and outstanding share capital (the “Exchange Shares”) of Viewbix Ltd., an Israeli corporation (“Viewbix”);

WHEREAS, Algomizer believes that it is in its best interests to exchange (the “Exchange”) all of the Exchange Shares for shares of common stock of VCT; and VCT believes that it is in its best interests to issue Algomizer shares of common stock of VCT in consideration for the Exchange Shares, all upon the terms and subject to the conditions set forth in this Agreement; and

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

SHARE EXCHANGE

Section 1.01 The Exchange.

(a) On the terms and subject to the conditions set forth in this Agreement, Algomizer shall assign, transfer and deliver, free and clear of all liens, all of the Exchange Shares to VCT, in exchange for the issuance of that certain number of shares of common stock of VCT, par value $0.0001 per share, such that at the Closing (as defined below) of the Agreement, ViewBix shall be a subsidiary of VCT.

(b) Pursuant to the Exchange, VCT shall issue to Algomizer shares of restricted common stock of VCT in accordance with the following schedule: (i) on the Closing Date (as defined below), shares of restricted common stock of VCT, representing 65% of the issued and outstanding share capital of VCT on a fully diluted basis on the Closing Date, excluding VCT warrants to purchase shares of common stock, which will expire in 2020 and with an exercise price representing a valuation for VCT equal to $30,000,000 (“Fully Diluted Share Capital”), and (ii) shares of restricted common stock of VCT, representing 5% of the Fully Diluted Share Capital immediately following the Closing (as defined below), upon the earlier of: (a) the launch of a live video product to an American consumer in the U.S, or (b) the launch of an interactive television product to an American consumer in the U.S.

(c) In addition, on the Closing Date, VCT shall issue Algomizer: (i) warrants to purchase shares of restricted common stock of VCT with an exercise price (on Fully Diluted Share Capital) representing a valuation for VCT of $15,000,000 , representing 10% of the Fully Diluted Share Capital immediately following the Closing for a period of ten years, and (ii) warrants to purchase shares of restricted common stock of VCT with an exercise price (on Fully Diluted Share Capital) representing a valuation for VCT of $25,000,000 , representing 10% of the Fully Diluted Share Capital immediately following the Closing for a period of ten years. The shares of restricted common stock of VCT referred to in Section 1.01 shall be referred to as “VCT Stock”.

Section 1.03 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place on such date that all conditions precedent and obligations of the Parties to consummate such Transactions contemplated hereby, including as set forth in Section 1.04, are satisfied or waived by the respective Party, at such location to be determined by the Parties (the “Closing Date”). Either Party may terminate this Agreement in the event that the Closing Date shall not have occurred on or before June 1, 2019 (such date referred to herein as the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to any party hereto (i) whose actions or omissions have been a principal cause of, or primarily resulted in, the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement or (ii) that is in material breach of this Agreement.

Section 1.04 Conditions to Closing. The respective obligations of each of the Parties to effect the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a) Name Change. On the Closing Date, VCT shall file an amendment to its certificate of incorporation to change the name of VCT to ViewBix Inc., following the recipt by VCT of the approval its shareholders for such name change.

(b) Exercise of all Outstanding Debentures of VCT. All outstanding debentures of VCT in the aggregate principal amount and accumulated interest will be converted into shares of restricted common stock of VCT (as of March 31, 2019, such amount, with the interest accumulated up to that day, is expected to equal to$513,818, convertiable into 51,381,800 shares of restricted common stock of VCT) . For avoidance of doubt the number of shares set forth in this Section 1.04(b) are pre-reverse split detailed in Section 1.04(c).

(c) Reverse Split. VCT shall conduct a reverse split of its shares of common stock at a ratio of 15:1, such that each fifteen (15) outstanding shares of common stock par value $0.0001 per share, shall be converted into one (1) share of common stock par value $0.0001.

(d) Tax Pre-Ruling. Algomizer shall have received a tax pre-ruling from the Israeli Tax Authroity in relation to the transfer of the Exchange Shares in consideration for the VCT Stock.

(e) Board Appointment. Effective as of the Closing Date, the Board will consist of four members, as detailed in Exhibit A attached hereto. A resignation letter from Mr. Eyal Ben Ami, a current director of VCT, effective as of the Closing Date, shall be provided prior to the Closing.

(f) SEC Reports. VCT shall have filed all reports and other documents required to be filed by it under the U.S. federal securities laws through the Closing Date.

(g) OTCQB Quotation. VCT shall have maintained its status as a company whose common stock is quoted on the OTCQB and no reason shall exist as to why such status shall not continue immediately following the Closing.

(h) No Suspensions of Trading in VCT Stock. Trading in VCT’s shares of common stock shall not have been suspended by federal regulators or any trading market at any time since the date of execution of this Agreement.

(i) Good Standing Certificate. VCT shall have delivered to Algomizer a certificate of good standing of VCT dated within two (2) business days of Closing issued by the Secretary of State of Delaware.

(j) Financial Statements of Viewbix. Algomizer shall have delivered to VCT, the financial statements of Viewbix, in compliance with the applicable rules of the Securities and Exchange Commission (the “SEC”), as required for VCT’s reporting under Items 2.01 and 9.01 of Form 8-K.

(k) No Injunctions. No statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which in any material respect restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated herein.

(l) Representations and Warranties. The representations and warranties made by each of the Parties herein shall be true and correct in all material respects as of the date hereof and as of the Closing with the same effect as if the representations and warranties were made as of the date hereof and as of the Closing .

(m) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by either Party on or prior to the Closing shall have been performed or complied with in all material respects.

With respect to the closing conditions listed in (l) and (m) above, the Parties shall deliver at the Closing an executed officer’s certificate to such effect.

Section 1.05 Taxes. Any tax consequences arising from the sale, assignment and transfer or any other event or act hereunder, shall be borne solely by Algomizer.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF ALGOMIZER

Algomizer represents and warrants to VCT that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 2.01 Good Title. Algomizer is the record and beneficial owner, and has good title to, the Exchange Shares, with the full right and authority to sell and deliver such Exchange Shares, free and clear of any and all liens, encumbrances, pledges, security interests, claims, charges, options, rights of first refusal, proxies, voting trusts, or agreements, transfer restrictions under any equity holder or similar agreement or any other restriction or limitation whatsoever, including any contract granting any of the foregoing (collectively, the “Title Liens”), to VCT pursuant to the Exchange. VCT, as the new owner of the Exchange Shares, will receive good title to the Exchange Shares, free and clear of all Title Liens. The Exchange Shares represent 99.83% of the issued and outstanding share capital of ViewBix on a fully diluted basis and there are no other issued and outstanding share capital of ViewBix and no outstanding commitments or contracts to issue any share capital of ViewBix.

Section 2.02 Organization, Standing and Corporate Power of Algomizer. ViewBix is duly incorporated, validly existing and in good standing under the laws of the State of Israel and has the requisite corporate power and authority to carry on its business as now being conducted. ViewBix is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to ViewBix. As used herein the term “Material Adverse Effect” or “Material Adverse Change” shall mean any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of the Parties or ViewBix taken as a whole.

Section 2.03 Authority; Non-Contravention. Algomizer has all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Algomizer and the consummation by Algomizer of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Algomizer and Viewbix. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Algomizer, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Viewbix under, (i) the articles of association of ViewBix, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to ViewBix or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to ViewBix or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to ViewBix or could not prevent, hinder or materially delay the ability of Algomizer to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to Algomizer or ViewBix in connection with the execution and delivery of this Agreement by Algomizer or the consummation by Algomizer, as the case may be, of any of the transactions contemplated by this Agreement.

Section 2.04 Acquisition of the VCT Stock for Investment.

(a) Purchase Entirely for Own Account. The VCT Stock proposed to be acquired by Algomizer hereunder will be acquired for investment for Algomizer own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Algomizer has no present intention of selling, granting any participation in or otherwise distributing the VCT Stock, except in compliance with applicable securities laws. Algomizer further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the VCT Stock. For purposes of this Agreement, “Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or other entity.

(b) Algomizer (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in VCT and its securities.

(c) Algomizer understands that the sale of the VCT Stock is not registered under the Securities Act and that the issuance hereof to Algomizer is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”). Algomizer is an “accredited investor,” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(a)(2) of the Securities Act. The certificates representing the VCT Stock issued to Algomizer shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable securities laws:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(d) Algomizer acknowledges that neither the U.S. Securities and Exchange Commission, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e) Algomizer acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in VCT and its securities. To the full satisfaction of Algomizer, it has been furnished all materials that it has requested relating to VCT and the issuance of the VCT Stock hereunder.

(f) Algomizer understands that the VCT Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the VCT Stock or any available exemption from registration under the Securities Act, the VCT Stock may have to be held indefinitely and Algomizer further acknowledges that the VCT Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, VCT’s compliance with the reporting requirements under the Exchange Act.

Section 2.05 Additional Legend; Consent. Additionally, the VCT Stock will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended and Algomizer consents to VCT making a notation on its records or giving instructions to any transfer agent of the VCT Stock in order to implement the restrictions on transfer of the VCT Stock.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF VCT

VCT represents and warrants to Algomizer that, as of the date hereof, except for those representations and warranties that speak of a different date, and subject to the Company Reports (as defined below) and the schedule of exceptions attached hereto:

Section 3.01 Organization, Standing and Corporate Power of VCT. VCT is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. VCT is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to VCT.

Section 3.02 Capital Structure. The authorized capital stock of VCT consists of (i) 490,000,000 shares of common stock, $0.0001 par value, of which 110,749,643 shares are issued and outstanding as of the date of the hereof, and (ii) 10,000,000 shares of preferred stock, $0.0001 par value, of which none are issued and outstanding. Except as disclosed in VCT’s pubic securities filings, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of VCT having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of VCT. Except as disclosed in VCT’s pubic securities filings, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which VCT is a party or by which it is bound obligating VCT to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of VCT or other equity or voting securities of VCT or obligating VCT to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of VCT to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of VCT or any other securities of VCT. There are no agreements or arrangements pursuant to which VCT is or could be required to register VCT’s common stock or other securities under the Securities Act or other agreements or arrangements with or among any holders of VCT or with respect to any securities of VCT. The issuance of the VCT Stock will not trigger any anti-dilution rights of any existing securities of VCT. Except as disclosed in VCT’s pubic securities filings, as of the Closing, there will be no rights, subscriptions, warrants, options, conversion rights, or agreements of any kind outstanding to purchase from VCT, or otherwise require VCT to issue, any shares of capital stock of VCT or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of VCT.

Section 3.03 Authority; Non-Contravention. VCT has all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by VCT and the consummation by VCT of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of VCT. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of VCT, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of VCT under, (i) the certificate of incorporation or bylaws of the VCT, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to VCT or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to VCT or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to VCT or could not prevent, hinder or materially delay the ability of VCT to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to VCT in connection with the execution and delivery of this Agreement by VCT or the consummation by VCT, as the case may be, of any of the transactions contemplated by this Agreement, except, as required, such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the “blue sky” laws of various states.

Section 3.04 Company Reports. Since January 1, 2018, VCT has filed all forms, reports and documents with the SEC that have been required to be filed by it under applicable laws prior to the date hereof  (all such forms, reports and documents, together with all documents filed or furnished on a voluntary basis and all exhibits and schedules thereto, the “Company Reports”). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each Company Report complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and/or the Sarbanes-Oxley Act, as the case may be, each as in effect on the date such Company Report was filed, and (ii) each Company Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, none of the Company Reports is the subject of ongoing SEC review or investigation. The financial statements included in the Company Reports comply in all material respects with the applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The financial statements included in the Company Reports have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis(“GAAP”), and fairly represent the financial position of VCT and as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the omission of certain footnotes. Except as set forth in the Company Reports, VCT has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of VCT or in the notes thereto. As of the Closing, all liabilities of VCT shall have been paid off and shall in no event remain liabilities of VCT following the Closing, other than immaterial liabilities that will be scheduled prior to the Closing Date.

Section 3.05 No Material Change. Since December 31, 2018, and except as disclosed in its Company Reports, (i) VCT has not incurred any liabilities or obligations, indirect, or contingent, or entered into any oral or written agreement or other transaction which exceeds US$10,000; (ii) VCT has not paid or declared any dividends or other distributions with respect to its capital stock, or redeemed or purchased or otherwise acquired any of its stock and VCT is not in default in the payment of principal or interest on any outstanding debt obligations, except s set forth herein; (iii) VCT has not initiated any compensation arrangement or agreement with any employee or executive officer; (iv) VCT has not entered into any contract; (v) there has not been any change in the capital stock of VCT; and (vi) there has not been any other event which has caused, or is likely to cause, a material adverse effect on VCT.

Section 3.06 Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of VCT, threatened against VCT. VCT is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

Section 3.07 Compliance. VCT has not been advised, nor does VCT have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

Section 3.08 Material Agreements. All material agreements to which VCT is a party are included as part of or specifically identified in the Company Reports to the extent required by the rules and regulations of the SEC as in effect at the time of filing (“Material Agreements”). Except for the Material Agreements, VCT has no contracts. Neither VCT nor, to VCT’s knowledge, any other party to the Material Agreements, is in breach of or default under any of such contracts.

Section 3.09 Taxes. Except as disclosed in the Company Reports, VCT has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and VCT has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

Section 3.10 Conformity of Descriptions. The VCT Stock, when issued, will conform in all material respects to the descriptions of VCT’s shares of common stock contained in VCT’s Company Reports and other filings with the SEC.

Section 3.11 Investment Company. VCT is not, and is not an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12 Disclosure Controls. VCT has disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended) that are designed to ensure that material information relating to VCT is made known to VCT’s principal executive officer and VCT’s principal financial officer or persons performing similar functions.

Section 3.13 Disclosure. All disclosure provided to Algomizer regarding VCT, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by VCT with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. VCT acknowledges and agrees that Algomizer makes or has made no representations or warranties with respect to the transaction contemplated hereby other than those specifically set forth in Section 9 hereof.

ARTICLE IV

COVENANTS

Section 4.01 Securities Law Compliance. Each of VCT and Algomizer understand and agree that the consummation of this Agreement, including the issuance of the VCT Stock to Algomizer in exchange for the Exchange Shares upon Closing as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Each of VCT and Algomizer agree that such transactions shall be consummated in reliance on exemptions from the registration requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired. Furthermore, in connection with the transactions contemplated by this Agreement, VCT and Algomizer shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, all to the extent and in the manner as may be deemed by the Parties to be appropriate.

Section 4.02 Access to Information; Confidentiality.

(a) The Parties hereto shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to any other party and its representatives reasonable access during normal business hours during the period prior to the Closing Date of the Agreement to its properties, books, contracts, commitments, personnel and records and, during such period, the parties shall, and shall cause each of its officers, employees and representatives to, furnish promptly to any other party all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of each Party set forth herein and compliance by each Party of its obligations hereunder, during the period prior to the Closing Date of the Exchange, each party shall provide each other party and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable each party to confirm the accuracy of the representations and warranties of each other party set forth herein and compliance by each party of their obligations hereunder, and, during such period, cause its, officers, employees and representatives to, furnish promptly to each party upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each party will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information concerning another party in strict confidence.

(b) No investigation pursuant to this Section shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

Section 4.03 Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. The Parties hereto will use their commercially reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties in connection with the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. The Parties hereto shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

Section 4.04 Further Assurances. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

ARTICLE V

MISCELLANEOUS

Section 5.01 Brokers. Each Party agrees that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Each Party agrees to indemnify the other against any claim by any third Person for any commission, brokerage or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third Person, whether express or implied, from the actions of the indemnifying party.

Section 5.02 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 5.03 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows:

If to Algomizer	Attn: Noam Band
Address: Shenkar 14, Herzlia Israel
Tel: +972-54-2288897
Email: noam@algomizer.com

If to VCT:	Attn: Gadi Levin
Address: 11 Ha’amal Street, Rosh Ha’ayin, Israel
Tel: +972 3-600-3375
Email: gadi@virtual-crypto.com

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Notice shall be deemed to have been duly received: (a) if given email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission; (b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and (c) if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 5.03.

Section 5.04 Attorneys Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 5.05 Third Party Beneficiaries. This contract is strictly between VCT and Algomizer and, except as specifically provided, no other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 5.06 Expenses. Each Party shall bear the expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and any other agreements in connection therewith, the Exchange or any of the other transactions contemplated hereby.

Section 5.07 Entire Agreement. This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.08 Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the consummation of the transactions herein contemplated for a period of two year.

Section 5.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by email shall be deemed original signatures.

Section 5.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing. This Agreement may by amended by a writing signed by all Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Algomizer Ltd.

By	/s/ Noam Band
Name:	Noam Band
Title:	Chief Executive Officer

Virtual Crypto TECHNOLOGIES, INC.

By:	/s/ Alon Dayan
Name:	Alon Dayan
Title:	Chief Executive Officer

[Signature page to Share Exchange Agreement]